Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-143867 and 333-54310) and Form S-8 (Nos. 333-143889, 333-136196, 333-136195, 333-103555, 333-60758, 333-85713, 333-74103, 333-66177, 333-60477, 333-17077, 333-17079 and 333-17083) of Quest Diagnostics Incorporated of our report dated February 17, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Florham Park, New Jersey February 17, 2009